Exhibit 99.1

NEBULA ACQUISITION CORPORATION, SPONSORED BY TRUE WIND CAPITAL, ANNOUNCES CLASS A COMMON STOCK AND WARRANTS TO COMMENCE TRADING SEPARATELY ON MARCH 2, 2018

NEW YORK, NY, February 27, 2018 – Nebula Acquisition Corporation (the “Company”) (NASDAQ: NEBU.U) today announced that the holders of the Company’s units may elect to separately trade the Class A common stock and warrants underlying the units commencing on March 2, 2018. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units that are not separated will continue to trade on the NASDAQ Capital Market under the symbol “NEBU.U” and the Class A common stock and the warrants are expected to trade under the symbols “NEBU” and “NEBU.W”, respectively.

The units were initially offered by the Company in an underwritten offering.  Deutsche Bank Securities and Goldman Sachs & Co. LLC served as joint book runners for the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on January 9, 2018.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, by telephone at 1-800-503-4611 or by email at prospectus.CPDG@db.com; and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone toll-free at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

True Wind Capital

Kevin Sullivan

415.780.9987

nebula@truewindcapital.com